U.S. ENERGY CORP.

TRANSACTION PRESENTATION

JULY 2024

DISCLAIMER AND FORWARD-LOOKING STATEMENTS

Forward Looking Statements
The information in this presentation includes "forward-looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included in this presentation, regarding our strategy, future operations, financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this presentation, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on U.S. Energy Corp.'s ("USEG's" or the "Company's") current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, risks associated with the integration of the recently acquired Wavetech assets; the Company's ability to recognize the expected benefits of the acquisitions and the risk that the expected benefits and synergies of the acquisition may not be fully achieved in a timely manner, or at all; the amount of the costs, fees, expenses and charges related to the acquisitions; the Company's ability to come to definitive agreement terms with Synergy, obtain shareholder approval for the Synergy transaction and close such proposed transaction, variations in the market demand for, and prices of, crude oil, NGLs and natural gas, lack of proved reserves, estimates of crude oil, NGLs and natural gas data, the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing, borrowing capacity under our credit facilities, general economic and business conditions, failure to realize expected value creation from property acquisitions, uncertainties about our ability to replace reserves and economically develop our reserves, risks related to the concentration of our operations, drilling results, potential financial losses or earnings reductions from our commodity price risk management programs, potential adoption of new governmental regulations, our ability to satisfy future cash obligations and environmental costs and the other risk factors discussed in or referenced in our filings with the United States Securities and Exchange Commission ("SEC"), including our 2023 Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K in each case as amended. These reports are available at www.sec.gov.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this presentation. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this presentation.

All information in this presentation is as of July [ ], 2024 (unless otherwise stated). The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.
Our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or cost increases.

The presentation which follows discusses both the Company's recently completed acquisition of approximately 140,000 net acres from Wavetech Helium Inc. ("Wavetech") and the planned acquisition of approximately 24,000 net acres from Synergy Offshore, LLC ("Synergy"). The Company is only party to a non-binding letter of intent with Synergy regarding the acquisition of the Synergy assets, and while this presentation describes the benefits of both acquisitions, it assumes for the purposes of the disclosures, unless expressly stated, that the Synergy transaction will close in September 2024, on the terms set forth in the non-binding letter of intent. Synergy is controlled by Mr. Duane H. King, a member of the Board of Directors of the Company, who serves as the Chief Executive Officer and Manager of Synergy, and John A. Weinzierl, the Company's Chairman, is an approximate thirty percent beneficial owner of Synergy. The Synergy acquisition is subject to among other things, shareholder approval of the issuance of shares of common stock to Synergy in the transaction, and other customary conditions to closing, and we cannot estimate the expected closing date of such acquisition. The acquisition of the Synergy assets may not close on a timely basis, on the terms set forth in the letter of intent, or at all.

Industry and Market Data
This presentation has been prepared by USEG and includes market data and other statistical information from third-party sources, including independent industry publications, government publications or other published independent sources. Although USEG believes these third-party sources are reliable as of their respective dates, USEG has not independently verified the accuracy or completeness of this information and has not commissioned any such information. Some data is also based on USEG's good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above.

This document and any related presentation do not constitute an offer or invitation to subscribe for or purchase any securities, and it should not be construed as an offering document. Any decision to purchase securities in the context of a proposed offering, if any, should be made on the basis of information contained in the offering document related to such an offering. This presentation does not constitute a recommendation regarding any securities of U.S. Energy Corp.

Expanding Helium Market - Application in High-Growth Sectors

Helium Applications and Demand

- Helium is utilized in multiple vital industries such as semi-conductor manufacturing, aerospace and defense, and healthcare, among many others.
- Annual global helium demand is expected to increase from 5.9 BCF in 2023 to 8.7 BCF in 2030.
- Immediate opportunity in United States to replace declining supplies of legacy hydrocarbon-based helium projects.

Technology Manufacturing
- ✓ Semiconductor manufacturing
- ✓ LCD Panels
- ✓ Fiber optics cables

Aerospace & Defense
- ✓ Space Exploration
- ✓ Fuel Purging Systems
- ✓ Defense and Rocket Guidance Systems

Healthcare & Life Sciences
- ✓ MRI Scanners
- ✓ Microscopy
- ✓ Quantum Computing
- ✓ Assisted Breathing
- ✓ Cryogenics

Industrial Uses
- ✓ Welding, shield masks
- ✓ Gas leak detection
- ✓ Nuclear reactor coolant
- ✓ Crystal growth
- ✓ Controlled Atmosphere

United States Helium Demand



Semiconductors 5%
Other 14%
MRI's 30%
Engineering Science 6%
Leak Detection 5%
Welding 9%
Lab Applications 14%
Lifting Gas 17%

Helium Demand by Region



N America 2.0 Bcf
Europe 1.2 Bcf
Asia 2.2 Bcf
S. America 0.1 Bcf

U.S. Energy – Helium Transaction Overview

- **U.S. Energy recently announced a transformative transaction targeting helium production.**

Transaction Overview

- Combined asset of 164,000 operated acres targeting helium production located across the prolific Kevin Dome reservoir.
- Industry leading low environmental footprint through production of non-hydrocarbon helium.
- Multiple prospective helium pay zones.

Near-Term Estimated Timeline

- **June 2024:** Close Wavetech Acquisition and Sign Synergy LOI
- **August/September 2024:** Drill and complete two helium wells
- **September 2024:** Close Synergy Acquisition.

Integration

Integrated Helium and carbon sequestration growth opportunities underpinned by value of legacy E&P assets

De-risked

Active wells, known helium concentrations, and proved reserves de-risk the project

Growth Catalysts

Clear and understood go-forward development catalysts associated with project

Diversification

Diversification of business operations / cash flow streams

Scaling

Scalable project with tremendous upside potential in helium production plus multiple other potential revenue streams

OVERVIEW OF THE ASSETS

Wavetech Asset

- **140,000 net acres.**
- **Two wells planned to be drilled in August and September 2024.**
- **Low drilling cost anticipated of $1.4 million per well.**
- **Initially target nitrogen-based pay zone.**

Transaction Consideration (1)

U.S. Energy acquired 82.5% of Wavetech's ownership in its acreage for:

- $2.0mm cash.
- 2,600,000 shares of USEG restricted common stock.
- $20.0mm carried working interest for 17.5% retained working interest.

Synergy Asset

- **24,000 net acres.**
- **Active well with economic concentrations of Helium.**
- **Proved Helium reserves by third party engineer.**
- **Initial target CO_2-based pay zone.**

Transaction Consideration (2)

U.S. Energy signed an LOI to acquire 87.5% of Synergy's working interest in its acreage for:

- $2.0mm cash.
- 4,845,900 shares of USEG restricted common stock.
- $12.5mm carried working interest for 12.5% retained working interest.
- Area of Mutual interest for 12.5% of new leases.
- Warrants to purchase 6,250,000 shares of USEG restricted common stock (at $0.01 per share), contingent on helium sales.
- 18.0% interest in any realized carbon oxide sequestration credits.

1. Acquired June 26, 2024.
2. Subject to letter of intent.

Note: Additional terms of the Wavetech acquisition and Synergy letter of intent can be found in the exhibits in U.S. Energy's 8-k filed on July 1, 2024.

LARGE SCALE ACREAGE POSITION

- Vast acreage position stretching across the resource rich Kevin Dome in Northwest Montana.

Combined Lease Map



Highlights

- 164,000 acres of targeted helium resource
- 100% Operated
- Multiple prospective helium pay zones
- Carbon sequestration presents further opportunity



Asset	Net Acres
Wavetech [1]	140,000
Synergy [2]	24,000

1. Acquired June 26, 2024. As filed in U.S. Energy's 8-k filed on July 1, 2024.
2. Subject to letter of intent. As filed in U.S. Energy's 8-k filed on July 1, 2024.

PROJECT DEVELOPMENT – SUCCESSFUL ACTIVITY UNDERWAY

Current Development

- One active well on Synergy acreage, the Kiefer Farms #1 ("Kiefer").
- The Kiefer is completed into the Helium and CO_2 rich Duperow zone.
- USEG plans to drill two wells on Wavetech acreage in August and September 2024.
- The wells planned to be drilled on Wavetech acreage will test multiple pay zones.
- Anticipating the drilling of additional evaluation wells during 4Q 2024.

Known Helium Concentrations

- 0.6% helium and 85% CO_2 from Synergy's Kiefer Farms #1 well (per Dec-2023 test).
- Multiple productive Helium zones, the Duperow, Souris River and Flathead.
- Helium concentrations projected to be as high as:
  - 1.20% Helium in the nitrogen dominant Flathead Sandstone.
  - 0.87% Helium in the CO_2 rich Duperow zone.

Existing USEG Footprint

- USEG has legacy operations in the local Montana community where we expect to develop the project.
- Familiarity of local markets and infrastructure enables seamless transition into project development.
- Advantage in sourcing materials and labor from existing platform as significant local employer.

He

PROJECTED PROJECT TIMELINE

- U.S. Energy has a clear, catalyst driven timeline to drive immediate project development.


June 2024
Close Wavetech transaction and sign Synergy LOI
Aug 2024
Drill and complete two helium wells on acquired Wavetech acreage
Sept 2024
Close Synergy transaction
Oct 2024
Continue permitting for future project development
Fall 2024
Negotiate helium off-take agreements and commence plant construction. Drill further development wells.

HELIUM GRADES AND SUPPLY CHAIN

Helium Grades [1]

Grade	Purity	Description
Grade 6	99.9999%	Closest to 100% pure helium, used in semiconductor chip manufacturing, lab research laser cutting, MRIs and as a carrier gas in chromatography.
Grade 5.5	99.9995%	Like Grade 6 helium, it is generally considered *research grade*. Similar uses as Grade 6 helium but additionally used in welding and as a cooling gas in fiber optics.
Grade 5	99.999%	Laboratory uses such as gas chromatography, mass spectrometry and also used for weather balloons and blimps. First stage that would be liquified.
Grade 4.5-4.8	99.995 - 99.998%	Commonly referred to as *industrial grade*, used in balloons and as a push gas in MRI applications.
Grade 4.0	97.5% – 99.99%	Considered *balloon grade* helium.

Helium Supply Chain



Crude He ~80-90%
Pipeline or truck
Liquefaction
ISO container and truck
Primary Liquid He Distributors
ISO container
ISO container and truck
ISO container and truck
US Ports for Export to Overseas Customers
Large Liquid He Customers
Regional Depots
Other He Customers

1. The first number in the helium grade indicates the number of 9's in its purity. The second number indicates the number after the last nine. For example: Grade 4.7 = four 9's followed by a 7, or 99.997%.

U.S. ENERGY CORP.

CONCLUSION - STRATEGIC RATIONALE

Energy Growth Innovations

Integrated energy company with Helium growth and carbon sequestration opportunities underpinned by value from legacy assets.

Realizable Potential Upside

Clear and understood go-forward development catalysts associated with project.

Value Creation

Transaction immediately increases USEG's asset value and growth prospects while appealing to a wider range of institutional investors.

Risk Diversification

Prospective multi-zone helium production and carbon sequestration opportunities diversifies the risk of the project across different cash flow streams.

Proven Viability

Third-party engineering reports prove the CO_2 and helium reserves and resources, while offset operators and analogous fields confirm Helium viability.

In Area of Current Operations

Current USEG operations in place to support the opportunity in an area with which the Company has a longstanding community footprint.